EXHIBIT 10.2

FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This First Amendment to Securities Purchase Agreement (the “Amendment”) is made and entered into this 31st day of August 2004, by and among PENTHOUSE INTERNATIONAL, INC., a corporation organized and existing under the laws of the State of Florida (“Penthouse”); and CARE CONCEPTS I, INC., a corporation formed under the laws of the State of Delaware (“CCI”). Penthouse and CCI are referred to herein individually as a “Party” and collectively as the “Parties.”

PRELIMINARY STATEMENT

The Parties have entered into a Securities Purchase Agreement dated as of July 22, 2004 (the “Agreement”) and have agreed to amend certain provisions of the Agreement as set forth below.

NOW THEREFORE, in consideration of the agreements contained herein and other good and valuable consideration, the receipt and accuracy of which are hereby conclusively acknowledged, the Parties intended to be legally bound, agree as follows:

1.

The provisions of this Amendment shall govern and control over any conflicting or inconsistent provisions in the Agreement, but except as modified hereby, all provisions of the Agreement remain unmodified and in full force and effect and are hereby reaffirmed by each of the Parties hereto. Unless otherwise defined herein, all capitalized terms shall have the meanings as provided in the Agreement.

2.

The 7th “Whereas” clause shall be amended by revising clause (ii) as follows:

(ii)

330,000 of newly designated Series D voting convertible preferred stock of CCI (the “CCI Series D Preferred Stock”) which shall only be convertible and have voting rights upon approval of AMEX and CCI’s shareholders.

3.

The “Conversion Date” definition shall be revised to add the following:

“The Conversion Date shall only occur upon approval of AMEX and the CCI stockholders.”

4.

The provisions of Section 1.5 of the Agreement are amended as follows:

(g)

notwithstanding anything to the contrary contained in the CCI Series D Preferred Stock, the CCI Series D Preferred Stock shall not be convertible into CCI Common Stock unless and until such conversion terms shall be permitted by the AMEX and CCI shall have obtained the approval of its shareholders to permit the issuance of the CCI Common Stock issuable upon conversion of the CCI Series D Preferred Stock.

5.

The provisions of Section 4.5 of the Agreement are amended as follows:

(c)

CCI shall undertake the approval by the AMEX for the issuance of the CCI Series D Preferred Stock and the shares of CCI Common Stock issuable upon conversion of the CCI Series D Preferred Stock in connection with the Media Billing Purchase.

6.

Section 4.14 of the Agreement shall be amended as follows:

(g)

Notwithstanding anything to the contrary contained in this Agreement, in the event that CCI shall not have obtained approval of the AMEX to issue the CCI Common Stock to be issued upon conversion of the CCI Series D Preferred Stock and have not obtained shareholder approval in connection therewith, in no event shall any additional CCI Common Stock be issued to Penthouse and any CCI Series D Preferred Stock shall not be permitted to convert into shares of CCI Common Stock as provided in Section 4.14(a)-(f) or otherwise.

7.

The provisions of Section 5.1 of the Agreement shall be revised by eliminating Section 5.1(e).

8.

6.9

Rescission. In the event that (i) the Audited and Unaudited iBill Financial Statements provide for a deviation of greater than 10% of stockholder’s equity or (ii) AMEX shall send a notice to CCI to delist the CCI Common Stock, then CCI shall have a right to rescind this Agreement, in which case, the Parties shall take all steps as are reasonably necessary to return each of the Parties to such position as if the transactions contemplated by the Agreement have not been consummated.

Each Party represents and warrants to the other as follows:

(a)

The execution, delivery and performance of this Amendment (i) has been duly authorized by all necessary appropriate acts or proceedings, corporate or otherwise; (ii) does not violate a conflict of any provision of its respective Articles of Incorporation, Bylaws or standing resolutions, if applicable; (iii) does not violate or result in a breach or default (with the giving of notice, the passage of time or otherwise) under any contract, agreement, understanding, judgment, order, writ, rule, law or regulation as applicable to the representing party or its assets, except as provided in (b) below.

(b)

That the Amex has not approved the issuance of the CCI Common Stock and the CCI Series D Preferred Stock because of issues raised by Amex concerning, among other things, public policy with respect to the nature of the business of Media Billing, the result of which is that a delist proceeding could be commenced by Amex.

(c)

This Amendment is the legal, valid and binding obligation of the representing party, and is enforceable in accordance with its terms.

(d)

That each party waives as a condition of closing that Amex shall have no objection to the Agreement or the consummation of the transaction contemplated hereby.

(e)

That the capitalization of CCI is as of August 25, 2004, as set forth on Schedule B, and will be as adjusted as set forth on such schedule.

(f)

The Parties agree to amend Exhibit A to the Agreement to reflect the terms of this Amendment.

(g)

The Parties agree to amend the Agreement to reflect the intent of other parties to the extent not otherwise so amended.

IN WITNESS WHEREOF, the Parties have executed this Amendment to the Securities Purchase Agreement on the date first above written.

CARE CONCEPTS I, INC.

By:

Name: Gary Spaniak, Jr.

Title: President

By:

Name:

Steve Markley

Title:

Chief Executive Officer

PENTHOUSE INTERNATIONAL, INC.

By:

Name:

Title:

By:

    Charles L. Samel, Executive Vice President

MEDIA BILLING, LLC

By:

Name:

Charles Samel

Title:

Manager

CHARLES L. SAMEL

By:

    Charles L. Samel, an individual

LUIS ENRIQUE FERNANDO MOLINA G.

By:

    Luis Enrique Fernando Molina G., an individual,

    individually, and as sole trustee of The Molina-

    Vector Investment Trust

By:

    Jason Galanis, as co-trustee of The Molina-

    Vector Investment Trust

SCHEDULE B

Basic Common Stock Shares Outstanding as of August 25, 2004:	16,122,000

Basic Common Stock Shares to be Issued in Near Future:	650,000

Preferred Convertible Shares Outstanding:	1,130,000	+ -

Common Stock Warrants at $2.00 to be Issued:	1,200,000